Exhibit 99.1

rue21, inc. Announces Expiration of the “Go-Shop” Period and Termination of Antitrust Waiting Period

Warrendale, PA and New York, NY, July 3, 2013 — rue21, inc. (NASDAQ:RUE) (“rue21” or the “Company”), a leading specialty apparel retailer of girls and guys apparel and accessories, today announced the expiration of the “go-shop” period provided for under the terms of the previously announced merger agreement with Rhodes Holdco, Inc. and Rhodes Merger Sub, Inc., a wholly-owned subsidiary of Rhodes Holdco, Inc., both beneficially owned by funds advised by Apax Partners, L.P. Pursuant to the terms of the merger agreement, rue21, inc. stockholders will be entitled to receive $42.00 per share in cash upon consummation of the merger.

Under the terms of the merger agreement, the Company and its advisors were permitted to actively solicit and negotiate alternative acquisition proposals from third parties during a “go-shop” period that began on May 23, 2013 and expired at 11:59 p.m. EDT on July 2, 2013. During the “go-shop” period, the Company and its financial advisor, Perella Weinberg Partners LP, under the direction of the Special Committee of the Company’s Board of Directors, undertook a broad solicitation effort, contacting 60 potential acquirers believed to have potential strategic or financial interest in an alternative transaction to the announced merger agreement. These contacts resulted in six parties negotiating and entering into confidentiality agreements with the Company and receiving access to due diligence materials. None of the prospective buyers contacted during the “go-shop” period submitted an alternative acquisition proposal, and no other person has made an unsolicited proposal. Accordingly, no third party has been qualified as an “Excluded Party” for purposes of the merger agreement.

The Company is now subject to customary “non-solicitation” provisions that limit its ability to solicit, encourage, discuss or negotiate alternative acquisition proposals from third parties or to provide non-public information to third parties. These non-solicitation provisions are subject to a “fiduciary out” provision that allows the Company to provide non-public information and participate in discussions and negotiations with respect to certain unsolicited written acquisition proposals and to terminate the merger agreement and enter into an alternative acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement.

The Company also announced today that it has received notice from the Federal Trade Commission granting early termination of the mandatory waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, receipt of which was a condition to consummation of the proposed merger.

The proposed merger is expected to close before the end of the 2013 calendar year, subject to approval by the majority of stockholders unaffiliated with the SKM II funds as well as customary closing conditions.

About rue21, inc.

rue21 is a leading specialty apparel retailer offering exclusive branded merchandise and the newest trends at a great value. rue21 currently operates 941 stores in 47 states. Learn more at www.rue21.com.

About Apax Partners, L.P.

Apax Partners, L.P. is one of the world’s leading private equity investment groups. It operates globally and has more than 30 years of investing experience. Funds under the advice of Apax Partners, L.P. total over $40 billion. These funds provide long-term equity financing to build and strengthen world-class companies.

Additional Important Information and Where to Find It

This announcement may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed transaction, rue21 filed a Rule 13e-3 Transaction Statement and a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on June 21, 2013. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the registrant. Stockholders of rue21 are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about rue21, Apax, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by rue21 with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by rue21 by directing a written request to rue21, Attention Corporate Secretary, 800 Commonwealth Drive, Warrendale, Pennsylvania, 15086.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company. rue21, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of rue21 in connection with the proposed merger. Information about those executive officers and directors of rue21 and their ownership of rue21 common stock is set forth in the definitive proxy statement on Schedule 14A for rue21’s Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2013, and its Annual Report on Form 10-K for the year ended February 2, 2013, which was filed with the SEC on April 3, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from rue21 by contacting rue21, Attention Corporate Secretary, 800 Commonwealth Drive, Warrendale, Pennsylvania, 15086. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction was included in the preliminary proxy statement on Schedule 14A which the Company filed with the SEC and may be updated or supplemented in the definitive proxy statement and other documents that rue21 intends to file with the SEC.

Forward-Looking Statements

This release may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) rue21 may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of rue21 may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) rue21 may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of rue21 are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended February 2, 2013, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, rue21 undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Contacts

For rue21

George Sard/Andrew Cole/Brooke Gordon

Sard Verbinnen & Co

Tel:    212-687-8080

Email:    bgordon@sardverb.com

Joseph Teklits/Jill Gaul

ICR, Inc

Tel:    203-682-8200

Email:    jteklits@icrinc.com

Email:    jill.gaul@icrinc.com

For Apax Partners

Sarah Rajani

Apax Partners

Tel:    +44 (0)20 7872 6573

Email:    sarah.rajani@apax.com

US inquiries

Todd Fogarty

Kekst and Company

Tel:    +1 212 521 4854

Email:    todd-fogarty@kekst.com